Conference Call:	Today, Tuesday, July 27, 2010 at 10:00 a.m. ET
Dial-in Numbers:	866-395-2657 or 706-902-0717 (International)
Webcast/Replay URL:	www.integramed.com or www.earnings.com
Phone Replay:	800-642-1687 or 706-645-9291 through August 4, 2010
Conference ID#:	87982257

IntegraMed® Q2 Net Income Rose 45% to $1.6M, Adjusted
EBITDA Increased 23% to $5.2M, and EPS Rose 8% to $0.14

PURCHASE, NEW YORK — July 27, 2010 -- IntegraMed America, Inc. (NASDAQ: INMD), the leader in developing and managing specialty healthcare facilities in the fertility and vein care markets, today announced improved results for the second quarter and the six months ended June 30, 2010.

Summary Financial Results (in thousands, except per share data)
	Three Months Ended 6/30/10	Three Months Ended 6/30/09	% Change	Six Months Ended 6/30/10	Six Months Ended 6/30/09	% Change
Revenue: Attain Fertility Centers (1)	$45,580	$42,294	+8%	$89,624	$83,803	+7%
Vein Clinics	16,188	13,821	+17%	29,168	24,667	+18%
Total Revenue	$61,678	$56,115	+10%	$118,792	$108,470	+10%
Contribution: Attain Fertility Centers (1)	4,389	4,218	+4%	8,833	8,372	+6%
Vein Clinics	1,956	1,282	+53%	2,823	2,036	+39%
Total contribution	$6,345	$5,500	+15%	$11,656	$10,408	+12%
G&A Costs	$3,246	$3,431	(5%)	$6,442	$6,569	(2%)
Net Interest Expense	219	202	+8%	423	423	0%
Income before Inc Taxes	2,880	1,867	+54%	4,791	3,416	+40%
Income Taxes	1,264	753	+68%	2,055	1,382	+49%
Net income	$1,616	$1,114	+45%	$2,736	$2,034	+35%
EPS	$0.14	$0.13	+8%	$0.25	$0.23	+9%
Diluted Shares	11,758	8,831	+33%	11,005	8,829	+25%
Adjusted EBITDA (as defined below) (2)	$5,173	$4,220	+ 23%	$9,328	$8,177	+14%

(1) Attain Fertility Centers segment revenue reflects the consolidation of the Company’s former Fertility Centers and Consumer Services segments into one unit comprising all fertility-related businesses.  Prior year periods have been consolidated to reflect those results as if the consolidation occurred on January 1, 2008.
(2) IntegraMed uses the term "Adjusted EBITDA" when reporting financial results in accordance with Securities and Exchange Commission rules regarding the use of financial measures not calculated in accordance with generally accepted accounting principles (GAAP). The Company uses Adjusted EBITDA as a management tool to measure and monitor financial performance.  The definition of Adjusted EBITDA contained herein corresponds to the definition of Adjusted EBITDA contained in the Company’s credit facility; certain of the covenants contained therein are tied to Adjusted EBITDA.  While providing useful information, Adjusted EBITDA should not be considered in isolation as a measure of financial performance under GAAP.  Investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and comparisons could be misleading unless all companies and analysts calculate this measure in the same fashion.  A reconciliation to Adjusted EBITDA is provided below.

”The investments we have made over the last few years to diversify and strengthen our business are clearly paying off.  Our improved second quarter and first half results reflect the growing operational and G&A leverage we have been able to achieve on continued top line growth" said, Jay Higham, IntegraMed’s CEO.

“Our Attain® Fertility Centers division achieved year-over-year growth in revenue and contribution across both the quarter and year-to-date periods, at the same time we are actively pursuing additional fertility partner acquisitions to expand the scope of the business.  Our Vein Clinics segment delivered very strong performance, achieving solid growth in revenue and even stronger improvements in contribution, showcasing the operating leverage we are achieving in this business segment.

“As the market leader in our two areas of medical specialty, we are well positioned to continue to grow by leveraging our operating infrastructure, management and marketing disciplines to help drive patient traffic.  At the same time, we are very active in seeking to accelerate our growth through new partner acquisitions and new affiliate relationships in our Attain Fertility Centers business and in our Vein Clinics segment via the opening of new clinics as well as the expansion of our service offerings into complementary areas such as interventional radiology.  While the timing of vein clinic openings is well within our planning and control, the acquisition-driven growth of our base of fertility partners is much more difficult to predict, though we remain very optimistic on our prospects in this area.”

Attain Fertility Centers
Commencing with the reporting of Q2 2010 results, IntegraMed has combined the operations of its Fertility Centers and Consumer Services divisions into a newly formed “Attain Fertility Centers” division.  The new structure is intended to improve operating efficiencies, synergies and decision-making, while also simplifying the corporate organization from an external perspective.  As previously announced, Mr. Andrew Mintz, who has substantial experience in driving growth and improved profitability at large physician-based medical groups, has been appointed president of the division.  “Partner” centers refer to fertility clinics managed by IntegraMed and “Affiliate” centers refer to fertility clinics that offer the Company’s Attain IVF (in-vitro fertilization) Program of fertility treatment financing options.

The increase in Attain Fertility Centers division revenue was driven by strong growth from the Attain IVF Program combined with modest growth from fertility partners, including the contribution of three fertility partners added in Q4 ‘09 which helped to offset regional demand weakness in southern Florida and Massachusetts.  Growth within the Attain IVF Program was largely the result of a recently initiated, intensive direct-to-consumer marketing effort that has generated much stronger levels of patient applications and enrollments, as well as the benefit of six new affiliates added over the past year.

Operating income growth trailed revenue growth principally due to the unsustainably high pregnancy rates that were experienced in Q2 ’09, which have returned to more normal levels this year, as well as the additional costs being incurred to support the division’s marketing activity.

Attain Fertility Centers
	Q2 2010	Q2 2009	Change		% Change
Revenue:	$45.6M	$42.3M	$	+ 3.3M	+8%
Operating Income:	$4.4M	$4.2M	$	+ 0.2M	+4%
Fertility Partner Data:
Inquiries:	9,600	9,662		(62)	(0.7%)
Fertility New Patient Visits:	7,161	7,086		+75	+1%
IVF Cycles:	3,559	3,558		+1	+0%
IUI Cycles:	6,257	5,909		+348	+6%
Attain IVF Program Data:
Applications:	799	519		+280	+54%
Enrollments:	433	239		+194	+81%
Pregnancies:	262	199		+63	+32%

Fertility Partner revenue increased year-over-year, reflecting a modest increase in new patient visits and flat IVF cycles, year-over-year.  Increasingly patients are electing to pursue other lower cost fertility procedures prior to proceeding into IVF treatment.  The impact of this trend has been to increase revenue from non-IVF sources while having a modest downward impact on IVF demand.

The increase in both Attain IVF applications and enrollments was driven by the growing popularity of the recently launched Attain IVF Multi Cycle program, a lower cost option that broadens the pool of potential patients who are able to benefit from the program.

IntegraMed remains active in its pursuit of additional fertility center partner contracts as well as the addition of new affiliates who will offer the Attain IVF Programs.  During the second quarter, IntegraMed entered into an agreement with Houston Fertility Institute to begin offering the Attain® IVF course-of-treatment financing programs, expanding the program’s reach in this important market.

Vein Clinics (VCA)
Strong growth in Q2 ‘10 Vein Clinics revenues principally reflects the benefit of consumer outreach initiatives undertaken over the past year as well as improving overall clinic performance and the contribution from new clinic openings over the past year.

Vein Clinics
	Q2 2010	Q2 2009	Change		% Change
Revenue:	$16.2M	$13.8M		+2.4M	+17%
Operating Income:	$2.0M	$1.3M	$	+0.7M	+54%
Inquiries:	7,347	6,894		+453	+7%
New Consultations:	4,541	4,604		(63)	(1%)
First Leg Starts:	2,307	2,085		+222	+11%

Recently opened clinics, including four in 2009 and two in the first half of 2010 have performed very well, in terms of inquiries, revenue and operating profit.  This performance is mainly due to the synergies created by locating the new clinics in metropolitan areas that are contiguous to legacy clinics.  This provides the new clinics immediate benefit from consumer awareness and established referral relationships created by the Company’s ongoing marketing initiatives.

IntegraMed’s more established clinics have also performed well, particularly those located in the Chicago, Atlanta and Washington D.C. markets.  In addition in Q2 ‘10, IntegraMed closed its Madison, WI location as results there were not in-line with the Company’s expectations.

Vein Clinic segment contribution margin expanded by 281 bps to 12.1% versus the prior year period, more than offsetting the start up costs of recent clinic openings which have yet to reach their full operational potential.

During the quarter, IntegraMed announced plans to accelerate its new vein clinic expansion with the opening of ten new clinics across Connecticut, Illinois, Ohio, Pennsylvania, North Carolina, Tennessee and Virginia over the next nine months.  IntegraMed plans for three of these clinics to offer enhanced procedure capabilities, including interventional radiology procedures, which should help expand the target market and revenue potential of these facilities.

Cash Flow and Balance Sheet
IntegraMed’s cash and equivalents rose to $50.5 million, versus $28.9 million, at year-end 2009, principally reflecting the proceeds of $19 million from the public sale of 2.8 million common shares in February 2010 and cash flow from operating activities of over $15.4 million generated in the first half of 2010.  During Q2 ’10, IntegraMed repaid $9.6 million of debt, principally the outstanding balance under its line of credit.  Over the next several quarters the Company plans to use a significant portion of its available cash resources to fund acquisitions within its Attain Fertility Centers division as well as to fund marketing and infrastructure initiatives to expand its current base of business, including the opening of new vein clinics.  Year to date, the Company has invested an additional $3.2 million in fixed assets.

IntegraMed CFO, John Hlywak, added, “IntegraMed’s focus on driving operating efficiencies from a growing revenue base enabled the Company to deliver strong cash flow and bottom line improvements on a 10% increase in total revenue.  We are particularly pleased to have delivered improved EPS performance despite the dilutive impact of our recent capital raise, and we look forward to deploying that capital in accretive transactions to support the development of our Attain Fertility Centers segment as well as to fund our Vein Clinics expansion.  To help investors track our operating performance on a cash flow basis, we are now providing Adjusted EBITDA, a non GAAP financial metric commonly utilized for the valuation of public companies, as it helps to isolate non-cash impacts such as depreciation and amortization.”

About IntegraMed America, Inc.
IntegraMed is the nation’s leader in developing, marketing and managing specialty outpatient healthcare facilities in the fertility and vein care markets.  IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal, risk management and quality assurance services.  IntegraMed’s fertility network is the nation’s largest fertility network, with 14 partner centers and 27 affiliate centers, comprising over 125 locations across 34 states and the District of Columbia.  Nearly one of every four IVF procedures in the U.S. is performed in an IntegraMed partner or affiliate practice.  The IntegraMed Vein Clinic network is the leading provider of specialty vein care services in the U.S., operating 36 centers across 13 states, principally in the Midwest and Southeast.

For more information about IntegraMed please visit:
www.integramed.com for investor background,
www.attainfertility.com for fertility, or
www.veinclinics.com for vein care

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties.  Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to identify, consummate and finance future growth, changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission.  All information in this press release is as of July 27, 2010 and IntegraMed undertakes no duty to update this information.

CONTACT:
Investors:	Media/Investors:
John W. Hlywak, Jr., EVP and CFO	Norberto Aja, David Collins
IntegraMed America, Inc.	Jaffoni & Collins Incorporated
jhlywak@integramed.com	inmd@jcir.com
914-251-4143	212-835-8500

Physicians:
Scott Soifer, EVP Administration, Strategy and Development IntegraMed America, Inc.
scott.soifer@integramed.com
914-251-4186

(tables follow)

INTEGRAMED AMERICA, INC.
SUPPLEMENTARY DATA
(All amounts in thousands)
(unaudited)

Adjusted EBITDA Reconciliation (non GAAP)
Adjusted EBITDA represents net income plus interest, taxes, depreciation, amortization and amortization of deferred compensation.  The Company believes that the most directly comparable financial measure to Adjusted EBITDA in accordance with GAAP is net income.  The following table provides a reconciliation of Adjusted EBITDA to net income for the periods presented:

	For the three month period ended, June 30,		For the six month period ended, June 30,
	2010	2009	2010	2009
Net Income	1,616	1,114	2,736	2,034

Adjustments:
Net Interest Expense	219	202	423	423
Income Tax Expense	1,264	753	2,055	1,382
Depreciation & Amortization	1,708	1,795	3,384	3,598
Amortization of Deferred Compensation	366	356	730	740
Adjusted EBITDA	$5,173	$4,220	$9,328	$8,177

(more)

IntegraMed America, Inc.
Consolidated Statement of Operations
(All amounts in thousands, except per share amounts)
(unaudited)

	For the Three-month period Ended June 30,		For the Six-month period Ended June 30,
	2010	2009	2010	2009

Revenue

Attain Fertility Centers	$45,580	$42,294	$89,624	$83,803
Vein Clinics	16,188	13,821	29,168	24,667
Total Revenue	61,768	56,115	118,792	108,470

Costs of services and sales

Attain Fertility Centers	41,191	38,076	80,791	75,431
Vein Clinics	14,232	12,539	26,345	22,631
Total Cost of Services and Sales	55,423	50,615	107,136	98,062

Contribution
Attain Fertility Centers	4,389	4,218	8,833	8,372
Vein Clinics	1,956	1,282	2,823	2,036
Total Contribution	6,345	5,500	11,656	10,408

General and administrative expenses	3,246	3,431	6,442	6,569
Interest income	(47)	(67)	(120)	(143)
Interest expense	266	269	543	566
Total other expenses	3,465	3,633	6,865	6,992

Income before income taxes	2,880	1,867	4,791	3,416
Income tax provision	1,264	753	2,055	1,382
Net income	$1,616	$1,114	$2,736	$2,034

Basic and diluted earnings per share of CommonStock:
Basic earnings per share	$0.14	$0.13	$0.25	$0.23
Diluted earnings per share	$0.14	$0.13	$0.25	$0.23

Weighted average shares – basic	11,711	8,772	10,956	8,767
Weighted average shares – diluted	11,758	8,831	11,005	8,829

(more)

IntegraMed America, Inc.
CONSOLIDATED BALANCE SHEETS
(All amounts in thousands)
(unaudited)

	June 30,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$50,489	$28,865
Patient and other receivables, net	8,239	6,964
Deferred taxes	3,140	2,883
Other current assets	8,216	7,653

Total current assets	69,956	46,365

Fixed assets, net	17,121	16,705
Intangible assets, Business Service Rights, net	23,563	24,210
Goodwill	30,334	30,334
Trademarks	4,442	4,442
Other assets	1,880	2,253

Total assets	$147,424	$124,309

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,209	$2,846
Accrued liabilities	18,342	15,119
Current portion of long-term notes payable & other obligations	3,780	11,317
Due to Fertility Medical Practices, net	11,911	6,424
Attain IVF and other patient deposits	15,748	13,362

Total current liabilities	51,990	49,068

Deferred tax liabilities	2,081	2,199
Long-term notes payable and other obligations	12,752	14,849
	66,823	66,116
Commitments and Contingencies

Shareholders' equity:
Common stock	117	88
Capital in excess of par	75,517	56,354
Other comprehensive (loss)	(59)	(188)
Treasury stock	(24)	(375)
Retained Earnings	5,050	2,314
Total shareholders' equity	80,601	58,193

Total liabilities and shareholders' equity	$147,424	$124,309

(more)

INTEGRAMED AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands)
(Unaudited)

	For the Three-month period Ended June 30,		For the Six-month period Ended June 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$1,615	$1,114	$2,736	$2,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,708	1,795	3,384	3,598
Deferred compensation	366	356	732	740
Changes in assets and liabilities 
Decrease (increase) in assets:
Patient and other accounts receivable	(792)	(385)	(1,275)	(965)
Other current assets	2,306	1,336	(563)	5
Other assets	8	(399)	232	(577)
(Decrease) increase in liabilities:
Accounts payable	(227)	49	(637)	(989)
Accrued liabilities	3,305	2,082	2,916	567
Due to medical practices	4,535	2,810	5,487	3,787
Attain IVF patient deposits	1,220	565	2,386	540
Net cash provided by operating activities	14,044	9,323	15,398	8,740

Cash flows used in investing activities:
Purchase of fixed assets and leasehold improvements	(1,383)	(1,094)	(3,153)	(3,660)
Net cash used in investing activities	(1,383)	(1,094)	(3,153)	(3,660)

Cash flows used in financing activities:
Principle repayments on debt	(8,719)	(1,008)	(9,634)	(1,921)
Common stock transactions	(75)	184	19,013	20
Net cash used in financing activities	(8,794)	(824)	9,379	(1,901)

Net increase in cash and cash equivalents	3,867	7,405	21,624	3,179
Cash at beginning of period	46,622	24,049	28,865	28,275
Cash at end of period	$50,489	$31,454	$50,489	$31,454

Supplemental Information:
Interest paid	215	223	536	520
Income taxes paid	321	930	683	3,593

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